                                                                       EXHIBIT 1
                                                                       ---------

                             JOINT FILING AGREEMENT
                             ----------------------

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of
1934, as amended, the persons named below each hereby agrees that the Schedule
13D filed herewith and any amendments thereto relating to the Acquired Shares of
Windswept Environmental Group, Inc., a Delaware corporation, is filed jointly on behalf of each such person.

         Terms used herein not otherwise defined shall be given the meanings used in the Schedule 13D.

Dated: November 8, 1999

                                        SPOTLESS GROUP LIMITED

                                        By: /s/ Peter A. Wilson
                                            -------------------
                                        Name: Peter A. Wilson
                                        Title: Director

                                        SPOTLESS PLASTICS (USA) INC.

                                        By: /s/ Charles L. Kelly, Jr.
                                            --------------------------
                                        Name: Charles L. Kelly, Jr.
                                        Title: Vice President of Finance and
                                                 Secretary

                                        WINDSWEPT ACQUISITION
                                        CORPORATION

                                        By: /s/ Charles L. Kelly, Jr.
                                            --------------------------
                                        Name: Charles L. Kelly, Jr.
                                        Title: Vice President of Finance
                                                 Secretary